UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2015

SENTIO HEALTHCARE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Renewal of Advisory Agreement

On December 31, 2015, Sentio Healthcare Properties, Inc. (the “Company”) entered a renewal agreement with Sentio Investments, LLC (the “Advisor”) to renew the advisory agreement initially dated as of January 1, 2013 (the “Advisory Agreement”) for an additional one-year term to commence on January 1, 2016. The current term expires December 31, 2015. The provisions of the Advisory Agreement as renewed are unchanged except to the extent such provisions were previously amended in accordance with the Transition to Internal Management Agreement by and among the Company, Sentio Healthcare Properties OP, L.P., the Advisor and Sentinel RE Investment Holdings LP, an affiliate of KKR & Co. L.P., dated February 10, 2013 and amended on April 8, 2014 and February 24, 2015 (the “Transition Agreement”). A description of the material terms of the Transition Agreement was previously provided in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 12, 2013, April 10, 2014 and February 27, 2015.

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for managing, operating, directing and supervising the operation of the Company and its assets. Generally, the Advisor will be responsible for providing the Company with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, and (iii) stockholder services.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Renewal Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: December 31, 2015	By:	/s/ Sharon C. Kaiser
Sharon Kaiser
Chief Financial Officer